UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2014 Estimated average burden hours per response. . . 5.0
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2011

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5400

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)  TriMas Corporation (the “Corporation”) held its Annual Meeting of Shareholders on May 10, 2011 (“Annual Meeting”).

(b)  There were a total of 34,258,167 shares of the Corporation’s common stock outstanding and entitled to vote at the Annual Meeting and there were 29,616,648 shares of common stock represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the results of the vote on each proposal were as follows:

Proposal 1.  Election of directors for a three year term:

	FOR	WITHHELD
Richard M. Gabrys	27,223,690	2,392,958
Eugene A. Miller	28,316,203	1,300,445

Proposal 2.  To approve the TriMas Corporation 2011 Omnibus Incentive Compensation Plan ("2011 ICP").

FOR	AGAINST	ABSTAIN
28,321,064	1,257,686	37,898

Proposal 3.  To approve by a non-binding, advisory vote regarding the compensation of the Corporation's Named Executive Officers, as described pursuant to Item 402 of the Regulation S-K, including the compensation discussion and analysis, the compensation tables and the narrative discussion in the Proxy Statement.

FOR	AGAINST	ABSTAIN
29,385,575	219,216	11,857

Proposal 4.  The select by a non-binding, advisory vote regarding the frequency of voting on the compensation of the Corporation's Named Executive Officers.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
12,756,419	152,067	16,669,544	38,618

Based on the votes set forth above, each of the nominees were elected as directors, the Corporation’s 2011 ICP, the compensation of the Corporation's Named Executive Officers and the holding of a triennial shareholder advisory vote on the compensation of our Named Executive Officers were adopted by the shareholders of the Corporation at the Annual Meeting.

(c)  Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	May 13, 2011	By:	/s/ Joshua A. Sherbin
		Name:	Joshua A. Sherbin
Title: Vice President, General Counsel and Corporate Secretary